UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 4, 2010
Date of Report (date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-11625

DELAWARE	04-2793022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Ossippe Road, Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

(617) 969-5452
(Registrant's Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Election of NewDirectors

On March 4, 2010, the Board of Directors of Microfluidics International Corporation (the “Company”) elected Stephen Robinson and Henry Kay as members of the Board.  The election of these two new directors follows (1) the resignation of Dr. James N. Little from the Board, as described in the Company’s Form 8-K filed on December 8, 2009 with the SEC, and (2) the vote by the Board at the meeting of March 4, 2010 to increase the size of the Board, pursuant to authority granted by the By-Laws of the Company, from five to six members.   It is anticipated that each of Mr. Robinson and Mr. Kay will be nominated by the Board for re-election by the Company’s stockholders at the 2010 Annual Meeting.

Messrs. Robinson and Kay will receive the standard compensation amounts payable to non-employee directors of the Company of $4,500 per quarter of service on the Board.  This fee will be pro-rated to reflect the new directors’ service for the remainder of the first quarter of 2010 ending March 31, 2010.  As non-employee directors, Messrs. Robinson and Kay were each granted an option to purchase 25,000 shares upon joining the Board pursuant to the Company’s 2006 Stock Plan. The option grants are exercisable on the following terms, assuming continued membership on the Board: 25% exercisable six months and one day after the date of grant, 25% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, and 25% on the third anniversary of the date of grant.  These options expire five (5) years from the date of grant.

Mr. Kay has 35 years of experience in the medical industry in roles which include R&D, International Marketing, Regulatory Affairs and Strategic Planning at companies such as Schering-Plough, Allergan Europe and American Home Products. He retired from Boston Scientific in 2006, where he served as Group VP of New Market Development / Strategic Planning, Endosurgery, and is currently the U.S. Partner of Medica Venture Partners, a healthcare dedicated VC based in Israel.

Mr. Robinson is currently Vice President, SAFC Hitech at Sigma Aldrich. In 2007, Sigma Aldrich purchased Epichem, Inc., a high-tech supplier of chemical processors to the semiconductor market, where Mr. Robinson served as CEO.  He has a distinguished history of successful international experience, having worked in multiple European and Asian locations.  Mr. Robinson has extensive experience in managing business strategies for the chemical and material science industries, and has a proven record of leading M&A activities, including several deals for Rohm and Haas which resulted in a $2 billion electronic materials platform.

There are no arrangements or understandings between Messrs. Robinson and Kay and any other person pursuant to which Messrs. Robinson and Kay were elected as a director of the Company. The Company is not aware of any transactions involving Messrs. Robinson and Kay that are reportable under Item 404(a) of Regulation S-K.

On March 8, 2010, the Company issued a press release announcing the election of Messrs. Robinson and Kay to the Board. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1               Press Release, dated March 8, 2010, announcing the election of new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROFLUIDICS INTERNATIONAL CORPORATION
(Registrant)

March 9, 2010
By: /s/ Peter Byczko
Peter Byczko
Vice President of Finance and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release, dated March 8, 2010, announcing the election of new directors.